UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

[ x ]  Filed by the registrant

[    ]  Filed by a party other than the registrant

Check the appropriate box:

[ x ] Preliminary Information Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[    ] Definitive Information Statement

AMERICAN HOSPITAL RESOURCES, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

INFORMATION STATEMENT

AMERICAN HOSPITAL RESOURCES, INC.

5231-A Kuaiwi Place

Honolulu, Hawaii  96821

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1.

Amend the Articles of Incorporation to increase the authorized capital so the total number of shares of Common Stock the Company is authorized to issue is Seven Hundred Fifty Million (750,000,000) shares with no par value and the total number of shares of Preferred Stock the Company is authorized to issue is One Hundred Fifty Million (150,000,000) shares with no par value, in such series and designations as may be authorized by the Board of Directors.

2.

Amend the Articles of Incorporation to change the name of the Company to HAPS USA, Inc., or such other similar name as may be available in Utah.

The shareholders holding shares representing 52.8% of the votes entitled to be cast at a meeting of the Company’s shareholders, consented in writing to the proposed actions.  The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company’s Board of Directors approved these actions on December 13, 2004 and recommended that the Articles of Incorporation be amended to reflect the above actions.  The proposed Amendment to the Articles of Incorporation will be filed with the Utah Secretary of State and will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our Shareholders.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s Shareholders at a Special Shareholder’s Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by Section 16-10a-704 of the Utah Revised Business Corporation Act, (the “Utah Law”).  This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to Section 16-10-a-1003 of the Utah Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about April 18, 2005.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was December 15, 2004, (the “Record Date”).

Outstanding Voting Stock of the Company

As of the Record Date, there were 12,609,327shares of Common Stock issued and outstanding.  The Common Stock constitutes the outstanding class of voting securities of the Company.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Also, as of the Record Date, there were 2,247,648 shares of Preferred A Stock issued and outstanding with 5 to 1 voting rights for a total of 11,238,240 voting shares.  Further, as of the Record Date, there were 28,867 shares of Preferred C Stock issued and outstanding with 5 to 1 voting rights for a total of 144,335 voting shares.

As of the Record Date, the total number of voting shares, including Common Stock, Preferred A Stock and Preferred C Stock, was 23,991,902.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.  No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company.  No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

As of December 15, 2004, the Company had no shareholders with beneficial ownership of 5% of the total number of voting shares.  The following table sets forth as of February 23, 2005, the name and the number of voting shares of the Registrant, no par value, held of record or was known by the Registrant to own beneficially more than 5% of the 23,991,902 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class	Percent of Voting Shares
Common Preferred A Preferred C	Antione Gedeon (2) 1833 Kalakaua Ave Honolulu, HI 96815	0 0 0	0% 0% 0%	0%

Common Preferred A Preferred C	Mark Buck (2) 428 Hao Street Honolulu, HI 96821	29,950 0 0	0.23% 0% 0%	0.12%

Common Preferred A Preferred C	Officers, Directors and Nominees as a Group: 2 persons	29,950 0 0	0.23%% 0% 0%	0.12%

(1)  For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.

(2)  Officer and/or Director of the Company

Other than described below in the potential HAPS transaction, there are no contracts or other arrangements that could result in a change of control of the Company.

No Dissenter’s Rights

Under Utah Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Purpose and Effect of the Actions

Amend the Articles of Incorporation to increase the authorized capital.   By increasing the total number of shares of Common Stock the Company is authorized to issue is Seven Hundred Fifty Million (750,000,000) shares with no par value and the total number of shares of Preferred Stock the Company is authorized to issue is One Hundred Fifty Million (150,000,000) shares with no par value, in such series and designations as may be authorized by the Board of Directors, the Company will be postured to consummate a merger or acquisition of a suitable target.  Currently, insufficient shares are authorized to effect a merger or acquisition without reversing the stock of our existing shareholders.

The change in capital will not affect the relative rights or privileges of our common stock shareholders.  The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.  The Preferred Stock, once authorized, requires future board approval in order to fix and determine the designations, rights, preferences or other variations of each class or series.

There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed increase in our authorized common and preferred stock will have on the market price of the Company’s common stock.

Amend the Articles of Incorporation to change the name of the Company.   Due to the evolving nature of the Company’s business and in keeping with the spirit of the quasi-reorganization and anticipated acquisition described below, the Board of Directors has determined that it is the best interests of the Company to change its corporate name to HAPS USA, Inc., or such other similar name as may be available in Utah.  The name change will be effected by an amendment to the Company’s Articles of Incorporation.  By changing the name of the Company to HAPS USA, Inc., management believes the Company will no longer be associated with hospital services and would appear more attractive to the potential acquisition candidate.

Potential Acquisition.  The Company entered into an Agreement of Purchase and Sale of Stock with HAPS USA, Inc., a Delaware corporation (“HAPS”) and the shareholders of HAPS whereby the Company would acquire all of the issued and outstanding stock of HAPS making HAPS a wholly owned subsidiary of the Company.  HAPS is the parent company of Hikari Systems CO., Ltds., a Japanese company.  The transaction requires the Company to increase its authorized capital shares as detailed above and change the Company’s name.  The Company will issue 116,595,760 shares of Preferred Stock with a new designation to the shareholders of HAPS in exchange for all of the issued and outstanding stock of HAPS.

Hikari Systems Co., Ltd. is one the leading operators within the Japanese Pachinko Industry.  Hikari has six operating locations.  The Pachinko market is undergoing a period of consolidation and modernization.  With its state of the art information technology (IT) infrastructure, Hikari is already taking advantage of the opportunity to increase customer loyalty, increase market share and the competitiveness of its locations.  Hikari plans to build upon its success expanding in two main geographic areas.  These areas have highly positive market characteristics and demographics for the Pachinko Industry.  With the opening of each new establishment greater economies of scale for operations will be achieved.

The acquisition of HAPS USA, Inc. is contingent upon certain terms and conditions including the increase in authorized capital.  The complete agreement between the Company and HAPS USA, Inc. may be viewed at the Securities and Exchange Commission website, www.sec.gov.

DILUTION TO SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS FOLLOWING THE POTENTIAL ACQUISITION

Upon completion of the potential acquisition, on a fully diluted basis, (meaning all of the preferred and convertible securities were converted into common stock) there will be a total of 627,858,929 shares of common stock issued and outstanding.  Currently there are 32,342,949 shares issued and outstanding on a fully diluted basis.  This means that if all of the preferred shares were converted into common stock, there would be 32,342,949 shares of common stock held by current AMHR shareholders.  The Company intends to issue an additional 116,595,760 preferred shares for the acquisition that are convertible into 5 shares each of common stock after a three year period.  The Company will issue an additional 2,507,436 Class A Preferred shares as compensation to consultants that are convertible into 5 shares each of common stock at any time.  If all of the post acquisition shares were converted, there would be a total of 627,858,929 common shares issued and outstanding.

Once the acquisition is completed, the following persons will be have voting control of the Company through their ownership of Preferred Stock with 5 to 1 voting rights.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class	Percent of Voting Shares
Common Preferred A Preferred C New Preferred	Junyo Kanemitsu (2) (3) 5912 Bolsa Av., Suite 108 Huntington Beach, CA 92469	0 0 0 78,119,160	0% 0% 0% 67%	62.21%
Common Preferred A Preferred C New Preferred	Junki Kanemitsu (3) 5912 Bolsa Av., Suite 108 Huntington Beach, CA 92469	0 0 0 23,319,152	0% 0% 0% 20%	18.6%
Common Preferred A Preferred C New Preferred	Yoshihiro Kanemitsu (2)(3) 5912 Bolsa Av., Suite 108 Huntington Beach, CA 92469	0 0 0 5,829,788	0% 0% 0% 5%	4.6%
Common Preferred A Preferred C New Preferred	Junko Kanemitsu (3) 5912 Bolsa Av., Suite 108 Huntington Beach, CA 92469	0 0 0 5,829,788	0% 0% 0% 5%	4.6%
Common Preferred A Preferred C New Preferred	Haruo Miyano (2) 5912 Bolsa Av., Suite 108 Huntington Beach, CA 92469	0 0 0 1,748,936	0% 0% 0% 1.5%	1.39%
Common Preferred A Preferred C New Preferred	Tadaaki Miyamoto 5912 Bolsa Av., Suite 108 Huntington Beach, CA 92469	0 0 0 1,748,936	0% 0% 0% 1.5%	1.39%
Common Preferred A Preferred C New Preferred	Officers, Directors and Nominees as a Group: 3 persons	0 0 0 91,527,672	0% 0% 0% 78.5%	72.89%

(1)  For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.

(2)  Officer and/or Director of the Company

(3)  Yoshihiro Kanemitsu and Junko Kanemitsu are husband and wife and therefore are considered to have beneficial ownership of each others shares.  Junyo Kanemitsu and Junki Kanemitsu are adult children of Yoshihiro and Junko.

Upon completion of the HAPS acquisition, the following people will be appointed officers and directors of the Company.

Yoshihiro Kanemitsu, 68 years old, is the founder of HAPS USA, Inc. and will become a director and Chairman of the Board of the Company upon completion of the HAPS acquisition.  Mr. Y. Kanemitsu served as CEO of HAPS since its inception until November 2004.    Since 1976, Mr. Y. Kanemitsu has been involved in the Pachinko business through his company Hikari Systems.

Junyo Kanemitsu, 31 years old, will become a director and CEO and CFO of the Company upon completion of the HAPS acquisition.  Since January 2000, Mr. J. Kanemitsu. has worked for Hikari Systems first as Director of Operations and since November 2004 as CEO and Representative Director.

Haruo Miyano (“Henry”), 63, years old, will become a director and Secretary of the Company upon completion of the HAPS acquisition.  Mr. Miyano is currently self employed as a consultant to EUC, Inc. and since November 2004, a director of EXAM USA, Inc., a company publicly traded on the OTCBB.  During the past five years, Mr. Miyano served as Vice Chairman of the Envirobrands, Inc. and managed international marketing and financing.

OTHER INFORMATION

Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company.  Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

FINANCIAL INFORMATION

For more detailed information regarding the Company, including financial statements, you may refer to our most recent Form 10-KSB for the period ended December 31, 2004 and other periodic filing with the Securities and Exchange Commission (“SEC)” which we file from time to time.  This information may be found on the SEC’s EDGAR database at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions and Amendment.  Your consent to the actions and Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Mark Buck

Date:

April 8, 2005

Mark Buck

Chairman of the Board

Exhibit “A”

Proposed Amendment to the Articles of Incorporation

AMENDED ARTICLES OF INCORPORATION

OF

AMERICAN HOSPITAL RESOURCES, INC.

Pursuant to Utah Revised Business Corporation Act, Section 16-10a-1006, AMERICAN HOSPITAL RESOURCES, INC.  (the “Corporation”) adopts the following Amendment of its Articles of Incorporation:

FIRST ARTICLE

The name of the Corporation shall be:  HAPS USA, Inc.

THIRD ARTICLE

The total number of shares of Common Stock the Company is authorized to issue is Seven Hundred Fifty Million (750,000,000) shares with no par value.

The total number of shares of Preferred Stock the Company is authorized to issue is One Hundred Fifty Million (150,000,000) shares with no par value, in such series and designations as may be authorized by the Board of Directors.

_______________________

The foregoing Amendment was adopted by the Board of Directors and Stockholders of the Corporation.  The Amendment was adopted by separate written consents of the Board of Directors and Stockholders dated December 13, 2004, in accordance with Utah Revised Business Corporation Act Section 16-10a-1003.  The only Stockholders entitled to vote on the Amendment were holders of ___________________  shares of Common Stock, which are all of the issued and outstanding shares.  The total number of votes cast in favor of the Amendment by Common Stock holders was ________________, which is sufficient to approve the Amendment.

IN WITNESS WHEREOF, these Articles of Amendment are executed for and on behalf of the Corporation at its act and deed by the undersigned officer hereunto duly authorized, who certifies that the facts herein stated are true this _____ day of December 2004.

AMERICAN HOSPITAL RESOURCES, INC.

Mark Buck

President

STATE OF

)

:ss

COUNTY OF

)

On this ______ day of December, 2004, personally appeared before me the undersigned, a notary public, Mark Buck, who by me first duly sworn, declare that he is the president of the above named corporation, that he signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL.

______________________________

Notary Public